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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


          Professional Coin Grading Service, Inc.

          Lyn Knight Currency Auctions, Inc.

          Internet Universe, LLC

          Superior Sportcard Auctions, LLC